Exhibit 23-a
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-33481) pertaining to the Nordson Hourly-Rated Employees’ Savings Trust Plan of our report dated June 14, 2007, with respect to the financial statements and schedules of the Nordson Hourly-Rated Employees’ Savings Trust Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ MEADEN & MOORE, LTD.
Cleveland, Ohio
June 27, 2007